Exhibit 99.1

AmpliTech Group To Hold Q2-2024 Investor’s Conference Call

Hauppauge, NY, August 20, 2024 – AmpliTech Group, Inc AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGW), a designer, developer, and manufacturer of state-of-the-art signal processing components for satellite, Public and Private 5G, and other communications networks, including the design of complete 5G/6G systems and a global distributor of packages and lids for integrated circuits assembly, today announced the company will host an investor conference call on Wednesday, August 28th, 2024 at 5:00 PM ET.

Investor Earnings Call Details

Date/Time:	Wednesday, August 28th, 2024 at 5:00 PM ET
Dial-in Number:	1-833-630-0019 (domestic) or 1-412-317-1807 (international)
Online Replay/Transcript:	Audio file and call transcript will be posted to AmpliTech’s news page when available.
Investor Questions:	May be submitted to investors@amplitechgroup.com prior to or during the call

About AmpliTech Group

AmpliTech Group, Inc., comprising five divisions—AmpliTech Inc., Specialty Microwave, Spectrum Semiconductors Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group True G Speed Services—is a leading designer, developer, manufacturer, and distributor of cutting-edge radio frequency (RF) microwave components and 5G network solutions. Serving global markets including satellite communications, telecommunications (5G & IoT), space exploration, defense, and quantum computing, AmpliTech Group is committed to advancing technology and innovation. For more information, please visit www.amplitechgroup.com.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in several places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers. The words “may” “would” “will” “expect” “estimate” “anticipate” “believe” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements because of various factors. Other risks are identified and described in more detail in the “Risk Factors” section of the Company’s filings with the SEC, which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising these forward-looking statements, except as required by applicable law.

Contacts:

Corporate Social Media	Company Contact:

Twitter: @AmpliTechAMPG	Jorge Flores
Instagram: @AmpliTechAMPG	Tel: 631-521-7831
Facebook: AmpliTechInc	Investors@amplitechgroup.com
Linked In: Amplitech Group Inc

Investor Social Media

Twitter: @AMPG_IR
StockTwits: @AMPG_IR